AMENDMENT

to

Master Transfer Agency and Service Agreement (the “Agreement”)

between

State Street Bank and Trust Company (the “Transfer Agent”),

Calvert Investment Services, Inc. (“CIS”),

and

Calvert Social Investment Fund,

Calvert Social Index Series, Inc.,

Calvert Impact Fund, Inc.,

The Calvert Fund,

Calvert World Values Fund, Inc.,

Calvert Cash Reserves,

Calvert Tax-Free Reserves,

First Variable Rate Fund for Government Income,

Calvert Variable Series, Inc.,

Calvert SAGE Fund, and

Calvert Variable Products Inc.,

(the “Funds”)

This Amendment is entered into on February [xx], 2013 and made effective as of April 30, 2013, except as otherwise expressly provided herein.  In accordance with Section 15.1 (Amendment) of the Agreement between the Funds, CIS and the Transfer Agent dated April 3, 2007 and effective as of May 1, 2006, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW THEREFORE, the parties agree as follows:

1.        Schedule A (Portfolios).  Schedule A to the Agreement is replaced by revised Schedule A dated May 1, 2011, attached hereto.

2.      Schedules Incorporated.  All schedules referenced in this Amendment are incorporated herein.

3.      Continuing Provisions of the Agreement.  Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

4.      Counterpart Signatures.  This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

CALVERT SOCIAL INVESTMENT FUND

CALVERT SOCIAL INDEX SERIES, INC.

CALVERT IMPACT FUND, INC.

THE CALVERT FUND

CALVERT WORLD VALUES FUND, INC.

CALVERT CASH RESERVES

CALVERT TAX-FREE RESERVES

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

CALVERT VARIABLE SERIES, INC.

CALVERT SAGE FUND

CALVERT VARIABLE PRODUCTS, INC.

By:

Name:

Title:

CALVERT INVESTMENT SERVICES, INC.
By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:

Name: Michael Rogers

Title: Executive Vice President

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SCHEDULE A

PORTFOLIOS

Dated: April 30, 2013 (except as noted below)

CALVERT SOCIAL INVESTMENT FUND

Calvert Money Market Portfolio

Calvert Balanced Portfolio

Calvert Bond Portfolio

Calvert Equity Portfolio

Calvert Large Cap Core Portfolio (name change effective as of January 31, 2013)

Calvert Conservative Allocation Fund

Calvert Moderate Allocation Fund

Calvert Aggressive Allocation Fund

CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Fund

CALVERT IMPACT FUND, INC.

Calvert Large Cap Growth Fund

Calvert Small Cap Fund

Calvert Global Alternative Energy Fund

Calvert Global Water Fund

THE CALVERT FUND

Calvert Income Fund

Calvert Short Duration Income Fund

Calvert Long-Term Income Fund

Calvert Ultra-Short Income Fund

Calvert Government Fund

Calvert High Yield Bond Fund

CALVERT WORLD VALUES FUND, INC.

Calvert Capital Accumulation Fund

Calvert International Equity Fund

Calvert International Opportunities Fund

Calvert Emerging Markets Equity Fund (addition effective as of October 29, 2012)

CALVERT CASH RESERVES

Institutional Prime Fund

CALVERT TAX-FREE RESERVES

Calvert Tax-Free Reserves Money Market Portfolio

Calvert Tax-Free Bond Fund

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SCHEDULE A

PORTFOLIOS

(continued)

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

Calvert First Government Money Market Fund

CALVERT VARIABLE SERIES, INC.

Calvert VP SRI Mid Cap Growth Portfolio

Calvert VP SRI Balanced Portfolio

Calvert VP SRI Equity Portfolio

Calvert VP Income Portfolio

Calvert VP Small Cap Growth Portfolio

Calvert VP Money Market Portfolio

CALVERT SAGE FUND

Calvert Large Cap Value Fund

Calvert Equity Income Fund (addition effective as of October 31, 2011)

CALVERT VARIABLE PRODUCTS, INC.

Calvert VP SRI Large Cap Value Portfolio

Calvert VP Natural Resources Portfolio

Calvert VP Inflation Protected Plus Portfolio

Calvert VP S&P 500 Index Portfolio

Calvert VP S&P MidCap 400 Index Portfolio

Calvert VP Russell 2000 Small Cap Index Portfolio

Calvert VP EAFE International Index Portfolio

Calvert VP NASDAQ 100 Index Portfolio

Calvert VP Barclays Aggregate Bond Index Portfolio (name change effective as of

April 30, 2013)

Calvert VP Volatility Managed Moderate Portfolio

Calvert VP Volatility Managed Moderate Growth Portfolio

Calvert VP Volatility Managed Growth Portfolio